                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(A) of the Securities
                    Exchange Act of 1934 (Amendment No.__ )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement   [ ]  Confidential, for Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          KEMPER NEW EUROPE FUND, INC.

                (Name of Registrant as Specified in Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identity the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement no.:

(3)  Filing Party:

(4)  Date Filed:

                                                                   March 6, 2001
Kemper
Important News
for Kemper New Europe Fund Shareholders

While we encourage you to read the full text of the enclosed Proxy Statement, here's a brief overview of some matters affecting your fund that will be the subject of a shareholder vote.

Q&A QUESTIONS AND ANSWERS
Q  What is happening?

A Zurich Scudder Investments, Inc. ("ZSI"), your fund's investment manager, has initiated a program to reorganize the funds for which it serves as investment manager. The goal is to create one streamlined, multi-class family of funds. Certain proposals that relate to your fund's day-to-day operations require the approval of the fund's shareholders.

Q  What issues am I being asked to vote on?

A  As described in the enclosed Proxy Statement, you are asked to approve:

 .  the election of your fund's Board of Directors;

 . a plan pursuant to Rule 12b-1 under the Investment Company Act of 1940; as described in the accompanying Proxy Statement, shareholder approval of the 12b-1 Plan will not result in any increase in fees or expenses;

 .  certain amendments to your fund's Articles of Incorporation; and

 .  the ratification of Ernst & Young LLP as your fund's independent auditors.

After reviewing the proposals, your fund's Board has determined that these actions are in the best interest of the fund's shareholders. The Board recommends that you vote FOR each proposal.

Q  Why am I voting on my fund's Board of Directors?

A The Directors are your representatives who oversee the management and operations of your fund. The enclosed Proxy Statement outlines the prospective members' qualifications and their current roles in overseeing the Kemper Funds. In connection with ZSI's restructuring initiative, the Independent Directors of the two separate boards of the Kemper Funds proposed to consolidate into a single board. The same slate of individuals has been proposed for election to the boards of most Kemper Funds.

Q  What does the Board do for my fund?

A The Board hires the investment manager to manage and provide shareholder services for the fund. Among other responsibilities, the Board reviews fund performance, the quality of services provided to shareholders and the competitiveness of fund expenses. The Board also evaluates the benefits to shareholders of any proposals made by ZSI concerning the fund.

Q  What effect will the proposed Rule 12b-1 Plan have on my fund?

A Currently, your fund pays to Kemper Distributors, Inc. ("KDI") an administrative services fee as compensation for providing information and administrative services to the shareholders of the fund. The proposal, if adopted, will only change the legal structure under which the administrative services fee is paid. The reasons for the change, as well as the considerations of your fund's Board in making the proposal, are detailed within the enclosed proxy statement (see page 9).

Q  Will the new Rule 12b-1 Plan increase my fund's management fee or expenses?

A No. The new Rule 12b-1 Plan will have no effect on your fund's mangagement fee or expenses. In addition, KDI has agreed to maintain at least the same level and quality of services as it currently provides to each class. The only effect on your fund will be the adoption of a new agreement that will authorize the structure under which such services are provided and paid for. As discussed in the proxy statement, any material increase in your fund's expenses under the plan would have to be approved by the Board as well as by shareholders.

Q Why has the Board recommended that I vote in favor of the amendments to my fund's articles of incorporation?

A Your fund's current Articles of Incorporation retain many provisions that were not revised when the fund converted from closed-end to open-end status in 1999. Your fund's Board believes that the proposed amendments, which will eliminate these provisions and allow the fund to operate more efficiently, are appropriate and in the best interest of shareholders.

Q  What other issues am I asked to vote on?

A You are asked to ratify the selection of Ernst & Young LLP as your fund's independent auditors.

Q  Whom should I call for additional information about this Proxy Statement?

A Please call Shareholder Communications Corporation, your fund's information agent, at (800) 605-1203.

                                                                  March 6, 2001

Dear Shareholder:

    Zurich Scudder Investments, Inc. ("ZSI"), your Fund's investment manager, is proposing a series of changes to offer you a broader selection of invest-ment products and greater efficiency of operations. Some changes that relate specifically to your Fund's day-to-day operations require the approval of the Fund's shareholders.

    Please take the time to read the enclosed materials.

    The question and answer section that begins on the front cover of the Proxy Statement summarizes the proposals that require shareholder approval. The Proxy Statement itself provides greater detail about the proposals, why they are being made and how they apply to your Fund. After careful review, your Fund's Board has approved each of these proposals. The Board recommends that you read the enclosed materials carefully and vote in favor of each pro-posal.

    To vote, simply fill out the enclosed proxy card(s)--be sure to sign and date it--and return it to us in the enclosed postage-paid envelope. If you prefer, you can save time and postage cost by voting on the Internet or by telephone. The enclosed flyer describes how. Because many of the funds for which ZSI acts as investment manager are holding shareholder meetings regard-ing these and other issues, you may receive more than one proxy card. If so, please vote each one.

    Your vote is very important to us. If we do not hear from you by April 6, 2001 our proxy solicitor may contact you. Thank you for your response and for your continued investment with ZSI.

Sincerely,


                                        /s/ Mark S. Casady
/s/ Edmond D. Villani
Edmond D. Villani                       Mark S. Casady
Chief Executive Officer                 President
Zurich Scudder Investments, Inc.        Kemper New Europe Fund, Inc.

                         KEMPER NEW EUROPE FUND, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    Please take notice that an Annual Meeting of Shareholders (the "Meeting") of the shareholders of Kemper New Europe Fund, Inc. (the "Fund") will be held at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two Interna-tional Place, Boston, Massachusetts 02110-4103, on May 24, 2001, at 4:00 p.m., Eastern time, for the following purposes:

  Proposal 1:   To elect Directors of the Fund;

  Proposal 2:   To approve a Rule 12b-1 Plan (for Class A) and an Amended
                and Restated Rule 12b-1 Plan (for each of Class B and
                Class C). As described in the accompanying Proxy Statement, shareholder approval of Proposal 2 by a Class will not re-sult in any increase in fees or expenses for that Class;

  Proposal 3:   To approve Articles of Amendment and Restatement of the
                Fund's Articles of Incorporation; and

  Proposal 4:   To ratify the selection of Ernst & Young LLP as the indepen-
                dent auditors for the Fund for the Fund's current fiscal year.

    The persons named as proxies will vote in their discretion on any other business that may properly come before the Meeting or any adjournments or postponements thereof.

    Holders of record of shares of the Fund at the close of business on March 5, 2001 are entitled to vote at the Meeting and at any adjournments or postponements thereof.

    In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at the Meeting with respect to the Fund or one or more Classes, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies with respect to that Proposal. Any such adjournment as to a matter will require the affirmative vote of the holders of a majority of the shares of the Fund (for a Fund-wide vote) or concerned Class (for a Class-wide vote) present in person or by proxy at the Meeting. The per-sons named as proxies will vote FOR any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote AGAINST any such adjournment those proxies to be voted against that Proposal.

                                                         By Order of the Board,

                                    /s/ Maureen E. Kane
                                                                Maureen E. Kane
                                                                      Secretary

March 6, 2001

  IMPORTANT--We urge you to sign and date the enclosed proxy card(s) and re-turn it in the enclosed envelope which requires no postage (or to take ad-vantage of the electronic or telephonic voting procedures described on the proxy card(s)). Your prompt return of the enclosed proxy card(s) (or your voting by other available means) may save the necessity and expense of further solicitations. If you wish to attend the Meeting and vote your shares in person at that time, you will still be able to do so.

                         KEMPER NEW EUROPE FUND, INC.
                           222 South Riverside Plaza
                            Chicago, Illinois 60606

                                PROXY STATEMENT

                                    GENERAL

    This Proxy Statement is being furnished to shareholders of the Kemper New Europe Fund, Inc. (the "Fund"). The Board of Directors (the "Board", the Di-rectors on which are referred to as the "Directors") of the Fund is soliciting proxies from shareholders of the Fund for use at the Annual Meeting of Share-holders of the Fund, to be held at the offices of Zurich Scudder Investments, Inc. ("ZSI"), investment manager of the Fund, 13th Floor, Two International Place, Boston, Massachusetts 02110-4103, on May 24, 2001 at 4:00 p.m., Eastern time, and at any and all adjournments or postponements thereof (the "Meet-ing"). This Proxy Statement, the Notice of Annual Meeting and the proxy cards are first being mailed to shareholders on or about March 6, 2001 or as soon as practicable thereafter.

    Proposal 1 in this Proxy Statement describes the election of Directors, Proposal 2 proposes the adoption of Rule 12b-1 Plans, Proposal 3 relates to the adoption of Articles of Amendment and Restatement of the Articles of In-corporation that govern the Fund and Proposal 4 proposes the ratification of the selection of the Fund's independent auditors. As discussed below, share-holder approval of Proposal 2 by a Class will not result in any increase in fees or expenses for that Class. In the descriptions of the Proposals below, the word "fund" is sometimes used to mean an investment company or series thereof in general, and not the Fund whose Proxy Statement this is.

    THE FUND PROVIDES PERIODIC REPORTS TO ALL OF ITS SHAREHOLDERS WHICH HIGH-LIGHT RELEVANT INFORMATION, INCLUDING INVESTMENT RESULTS AND A REVIEW OF PORT-FOLIO CHANGES. YOU MAY RECEIVE AN ADDITIONAL COPY OF THE MOST RECENT ANNUAL REPORT FOR THE FUND AND A COPY OF ANY MORE RECENT SEMI-ANNUAL REPORT, WITHOUT CHARGE, BY CALLING 1-800-621-1048 OR WRITING THE FUND, C/O ZURICH SCUDDER IN-VESTMENTS, INC., AT THE ADDRESS FOR THE FUND SHOWN ABOVE.

    The Board of Directors unanimously recommends that shareholders vote FOR the nominees listed in Proposal 1 and FOR Proposals 2, 3 and 4.

                       PROPOSAL 1: ELECTION OF DIRECTORS

    At the Meeting, shareholders will be asked to elect, effective as of July 1, 2001, the eleven individuals listed below to serve as Directors of the Fund.

Pursuant to the Fund's Articles of Incorporation and By-laws, the board currently is divided into three classes. The Directors of each class serve for a term of three years and until their successors are elected and qualified. The term of the Class II Directors expires this year. Accordingly, only those Directors in one class may ordinarily be changed in any one year, and it would require two years to change a majority of the Board. In light of the restruc-turing program described below, however, various Directors have indicated that they will retire or resign from the Board effective July 1, 2001, so that the shareholders may elect new Independent Directors (defined below) and two "in-terested" Directors. In addition, the Board of Directors has approved an in-crease in the size of the Board to twelve members. Pursuant to the Articles of Incorporation and By-laws, the number of Board members shall be apportioned among the classes so as to maintain the size of the classes as nearly equal as possible. Accordingly, shareholders will be asked to elect four individuals to serve as Class I Directors, four individuals to serve as Class II Directors and three individuals to serve as Class III Directors. Each Director will serve for the remaining term of the class to which he or she is elected.

    The election of new Board members arises out of a restructuring program proposed by ZSI, the investment manager of the Fund. The restructuring program is designed to respond to changing industry conditions and investor needs. ZSI seeks to consolidate its fund line-up and offer all of the open-end funds it advises under the "Scudder" name. As part of the restructuring program, cer-tain funds advised by ZSI that have similar investment policies and character-istics are proposed to be combined. ZSI believes that the combination of its open-end, directly-distributed funds (the "Scudder Funds") with the funds in the Kemper Family of Funds (the "Kemper Funds") will permit it to streamline its administrative infrastructure and focus its distribution efforts. In con-nection with that initiative, the Independent Directors (as defined below) of the two separate boards of the Kemper Funds proposed to consolidate into a single board.

    The eleven individuals who have been nominated for election as Directors of the Fund were nominated after careful consideration by the present Board of Directors. Three of the nominees currently serve as Directors of the Fund. These Directors will resign effective July 1, 2001, but are being renominated to serve as Directors of the Fund in a different class than the class in which they currently serve. Six of the nominees are up for election for the first time, but serve as directors or trustees of other Kemper Funds. Two of the nominees, although not currently trustees or directors of any Kemper Fund, are senior executive officers of ZSI. Linda Coughlin was elected as a Class III Director at the annual meeting in 2000 and will serve in her current position until the expiration of the Class III term in 2003. The twelve individuals who will constitute the Board of Directors of the Fund, if elected, are also being nominated for election as trustees or directors of most of the other Kemper Funds.

The proposed slate of nominees reflects an effort to consolidate the two sepa-rate boards that have historically supervised different Kemper Funds. The pro-posed consolidation is expected to provide administrative efficiencies to both the Fund and ZSI.

    The persons named as proxies on the enclosed proxy card(s) will vote for the election of the nominees named below unless authority to vote for any or all of the nominees is withheld in the proxy. Each Director so elected will serve as a Director commencing on July 1, 2001 and until the then current ex-piration of the class term and until their successors are duly elected and qualified. The term for the Class I Directors expires at the 2002 annual meet-ing of shareholders, the term for the Class III Directors expires at the 2003 annual meeting of shareholders and the term for the Class II Directors expires at the 2004 annual meeting of shareholders. Each of the nominees has indicated that he or she is willing to serve as a Director for his or her respective class. If any or all of the nominees should become unavailable for election due to events not now known or anticipated, the persons named as proxies will vote for such other nominee or nominees as the current Directors may recom-mend. The following tables present information about the nominees as well as the Directors not standing for re-election. Each nominee's or Director's date of birth is in parentheses after his or her name. Unless otherwise noted, (i) each of the nominees and Directors has engaged in the principal occupation(s) noted in the following tables for at least the most recent five years, al-though not necessarily in the same capacity, and (ii) the address of each nom-inee is c/o Zurich Scudder Investments, Inc., 222 South Riverside Plaza, Chi-cago, Illinois 60606.

Nominees for Election as Directors:
  Class I - Nominees to serve until 2002 Annual Meeting of Shareholders

                                                                  Year First
                                                                  Became  a
Name (Date of Birth), Principal Occupation and Affiliations      Board Member
-----------------------------------------------------------      ------------

Lewis A. Burnham (1/8/33),(/1/) Retired; formerly, Partner,        Nominee
 Business Resources Group; formerly, Executive Vice President,
 Anchor Glass Container Corporation.

Mark S. Casady (9/21/60),* Managing Director, ZSI; formerly,       Nominee
 Institutional Sales Manager of an unaffiliated mutual fund
 distributor.

William P. Sommers (7/22/33),(/1/) Retired; formerly, President    Nominee
 and Chief Executive Officer, SRI International (research and development); prior thereto, Executive Vice President, Iameter
 (medical information and educational service provider); prior thereto, Senior Vice President and Director, Booz, Allen &
 Hamilton Inc. (management consulting firm); Director, PSI
 Inc., Evergreen Solar, Inc. and Litton Industries; Advisor,
 Guckenheimer Enterprises; Consultant and Director, SRI/Atomic
 Tangerine.

John G. Weithers (8/8/33),(/2/) Formerly, Chairman of the    1995 (Class III);
 Board and Chief Executive Officer, Chicago Stock Exchange;       Nominee
 Director, Federal Life Insurance Company; President of the
 Members of the Corporation and Trustee, DePaul University;
 Director, International Federation of Stock Exchanges;
 Director, Records Management Systems.

  Class II - Nominees to serve until 2004 Annual Meeting of Shareholders

                                                                   Year First
                                                                    Became a
Name (Date of Birth), Principal Occupation and Affiliations       Board Member
-----------------------------------------------------------       ------------
William F. Glavin (8/30/58),* Managing Director, ZSI; formerly,     Nominee
 Executive Vice President of Market and Product Development, The
 Dreyfus Corporation.
Robert B. Hoffman (12/11/36),(/1/) Retired; formerly, Chairman,     Nominee
 Harnischfeger Industries, Inc. (machinery for the mining and paper industries); formerly, Vice Chairman and Chief Financial
 Officer, Monsanto Company (agricultural, pharmaceutical and nutritional/food products); formerly, Vice President, Head of
 International Operations, FMC Corporation (manufacturer of
 machinery and chemicals); Director, Harnischfeger Industries,
 Inc.
Shirley D. Peterson (9/3/41),(/1/) Retired; formerly, President,    Nominee
 Hood College; formerly, Partner, Steptoe & Johnson (attorneys);
 prior thereto, Commissioner, Internal Revenue Service; prior thereto, Assistant Attorney General (Tax), U.S. Department of
 Justice; Director, Bethlehem Steel Corp.

Fred B. Renwick (2/1/30),(/2/) Professor of Finance, New York  1995 (Class I);
 University, Stern School of Business; Director, the Wartburg      Nominee
 Foundation; Chairman, Finance Committee of Morehouse College
 Board of Trustees; Director, American Bible Society
 Investment Committee; previously, member of the Investment
 Committee of Atlanta University Board of Trustees; formerly,
 Director of Board of Pensions Evangelical Lutheran Church in
 America.

  Class III(/3/) - Nominees to serve until 2003 Annual Meeting of Shareholders

                                                                 Year First
                                                                  Became a
Name (Date of Birth), Principal Occupation and Affiliations     Board Member
-----------------------------------------------------------    ---------------
John W. Ballantine (2/16/46),(/1/) Retired; formerly, First        Nominee
 Chicago NBD Corporation/The First National Bank of Chicago;
 1996-1998, Executive Vice President and Chief Risk
 Management Officer; 1995-1996, Executive Vice President and
 Head of International Banking; Director, First Oak Brook
 Bancshares, Inc., Oak Brook Bank and Tokheim Corporation.
Donald L. Dunaway (3/8/37),(/1/) Retired; formerly, Executive      Nominee
 Vice President, A.O. Smith Corporation (diversified
 manufacturer).
James R. Edgar (7/22/46),(/2/) Distinguished Fellow,           1999 (Class I);
 University of Illinois Institute of Government and Public         Nominee
 Affairs; Director, Kemper Insurance Companies (not
 affiliated with the Kemper Funds); Director, John B.
 Sanfilippo & Son, Inc.; Director, Horizon Group Properties,
 Inc.; formerly, Governor, State of Illinois.

-----------
 * Interested person of the Fund, as defined in the Investment Company Act of 1940, as amended (the "1940 Act").

(/1/)Messrs. Ballantine, Burnham, Dunaway, Hoffman, Sommers and Ms. Peterson serve as board members of 26 investment companies with 45 portfolios man-aged by ZSI.
(/2/)Messrs. Edgar, Renwick and Weithers serve as board members of 16 invest-
     ment companies with 58 portfolios managed by ZSI.
(/3/)Ms. Coughlin, currently a Class III Director of the Fund, serves as a board member of 56 investment companies with 137 portfolios managed by ZSI.

Directors Not Standing for Re-Election:

                Class I - Director not Standing for Re-Election

                                         Present Office with the Fund;
                                       Principal Occupation or Employment
 Name (Date of Birth)                          and Directorships
 --------------------                  ----------------------------------
 Frederick T. Kelsey (4/5/27) Director; Retired; formerly, Consultant to Goldman,
                              Sachs & Co.; formerly, President, Treasurer and
                              Trustee of Institutional Liquid Assets and its
                              affiliated mutual funds; formerly, President and
                              Trustee, Northern Institutional Funds; formerly,
                              President and Trustee, Pilot Funds.

               Class II - Directors not Standing for Re-Election

                                            Present Office with the Fund;
                                         Principal Occupation or Employment
 Name (Date of Birth)                             and Directorships
 --------------------                    ----------------------------------
 James E. Akins (10/15/26)      Director; Consultant on International, Political and
                                Economic Affairs; formerly, a career U.S. Foreign
                                Service Officer, Energy Adviser for the White House
                                and U.S. Ambassador to Saudi Arabia, 1973-1976.

 Arthur R. Gottschalk (2/13/25) Director; Retired; formerly, President, Illinois
                                Manufacturers Association; Trustee, Illinois Masonic
                                Medical Center; formerly, Illinois State Senator;
                                formerly, Vice President, The Reuben H. Donnelley
                                Corp.; formerly, attorney.

-----------


    Appendix 4 lists the number of shares of the Fund owned directly or bene-ficially by the Directors and by the nominees for election.

Responsibilities of the Board of Directors--Board and Committee Meetings

    The primary responsibility of the Board is to represent the interests of the shareholders of the Fund and to provide oversight of the management of the Fund. The board that is proposed for election at this Meeting is comprised of two individuals who are considered "interested" Directors, and nine individu-als who have no affiliation with ZSI and who are not considered "interested"

Directors (the "Independent Directors"). Ms. Coughlin, who is currently not a nominee and is continuing her term as a Class III Director, is an "interested" Director. The SEC has recently adopted rules that require a majority of the board members of a fund to be "independent" if the fund takes advantage of certain exemptive rules under the 1940 Act. If the proposed Board of Directors is approved by shareholders, 75% will be Independent Directors. Each of the nominees that will be considered an Independent Director, if elected, has been selected and nominated solely by the current Independent Directors of the Fund.

    The Directors meet multiple times during the year to review the investment performance of the Fund and other operational matters, including policies and procedures designed to assure compliance with regulatory and other require-ments. Furthermore, the Independent Directors review the fees paid to the In-vestment Manager and its affiliates for investment advisory services and other administrative and shareholder services. The Directors have adopted specific policies and guidelines that, among other things, seek to further enhance the effectiveness of the Independent Directors in performing their duties. Many of these are similar to those suggested in the Investment Company Institute's 1999 Report of the Advisory Group on Best Practices for Fund Directors (the "Advisory Group Report"). For example, the Independent Directors select inde-pendent legal counsel to work with them in reviewing fees, advisory and other contracts and overseeing fund matters, and regularly meet privately with their counsel.

    Currently, the Board of Directors has an Audit and Governance Committee, the responsibilities of which are described below. In addition, the Board has a Valuation Committee. During calendar year 2000, the Board of Directors met eight times. Each then current Director attended 75% or more of the respective meetings of the Board and the committees (if a member thereof) held during calendar year 2000.

Audit and Governance Committee

    The Audit and Governance Committee makes recommendations regarding the se-lection of independent auditors for the Fund, confers with the independent au-ditors regarding the Fund's financial statements, the results of audits and related matters, and performs such other tasks as the full Board of Directors deems necessary or appropriate. As suggested by the Advisory Group Report, the Audit and Governance Committee is comprised of only Independent Directors, re-ceives annual representations from the auditors as to their independence, and has a written charter that delineates the committee's duties and powers. In addition, the committee seeks and reviews candidates for consideration as nom-inees for membership on the Board and oversees the administration of the Fund's Governance Procedures and Guidelines. Shareholders wish-ing to submit the name of a candidate for consideration by the committee should submit their recommendation(s) to the Secretary of the Fund. Currently, the members of the committee are Messrs. Akins, Edgar, Gottschalk, Kelsey, Renwick and Weithers. The committee held four meetings during calendar year 2000.

Officers

    The following persons are officers of the Fund:

                                  Present Office with the Fund;       Year First
                                     Principal Occupation or          Became an
 Name (Date of Birth)                    Employment(/1/)             Officer(/2/)
 --------------------             -----------------------------      ------------
 Mark S. Casady (9/21/60)      President; Managing Director, ZSI;        1999
                               formerly, Institutional Sales
                               Manager of an unaffiliated mutual
                               fund distributor.
 Linda C. Coughlin (1/1/52)    Director, Vice President and              2001
                               Chairperson; Managing Director,
                               ZSI.
 Philip J. Collora (11/15/45)  Vice President and Assistant              1999
                               Secretary; Attorney, Senior Vice
                               President, ZSI.
 Kathryn L. Quirk (12/3/52)    Vice President; Managing Director,        1999
                               ZSI.
 William F. Truscott (9/14/60) Vice President; Managing Director,        2000
                               ZSI.
 Carol L. Franklin (12/3/52)   Vice President; Managing Director,        1999
                               ZSI.
 Linda J. Wondrack (9/12/64)   Vice President; Managing Director,        1999
                               ZSI.
 John R. Hebble (6/27/58)      Treasurer; Senior Vice President,         1999
                               ZSI.
 Brenda Lyons (2/21/63)        Assistant Treasurer; Senior Vice          1999
                               President, ZSI.
 Maureen E. Kane (2/14/62)     Secretary; Vice President, ZSI;           1999
                               formerly, Assistant Vice President
                               of an unaffiliated investment
                               management firm; prior thereto,
                               Associate Staff Attorney of an
                               unaffiliated investment management
                               firm, and Associate, Peabody &
                               Arnold (law firm).
 Caroline Pearson (4/1/62)     Assistant Secretary; Managing             1999
                               Director, ZSI; formerly, Associate,
                               Dechert Price & Rhoads (law firm)
                               1989 to 1997.

-----------
(/1/)Unless otherwise stated, all of the officers have been associated with their respective companies for more than five years, although not neces-sarily in the same capacity.
(/2/)The President, Treasurer and Secretary each holds office until the first meeting of Directors in each calendar year and until his or her successor has been duly elected and qualified, and all other officers hold office as the Directors permit in accordance with the By-laws of the Fund.

Compensation of Directors and Officers

    The Fund pays the Independent Directors an annual retainer (paid in quar-terly installments) and an attendance fee, plus expenses, for each Board meet-ing and committee meeting attended. As reflected below, the Directors cur-rently serve as board members of various other Kemper Funds. ZSI supervises the Fund's investments, pays the compensation and expenses of its personnel who serve as Directors and officers on behalf of the Fund and receives a man-agement fee for its services. Several of the officers and Directors are also officers, directors, employees or stockholders of ZSI and participate in the fees paid to that firm, although the Fund makes no direct payments to them.

    To facilitate the restructuring of the boards of the Kemper Funds, certain Independent Directors agreed not to stand for re-election. Independent Direc-tors of the Fund are not entitled to benefits under any pension or retirement plan. However, the Board of each Kemper Fund determined that, particularly given the benefits that would accrue to the Kemper Funds from the restructur-ing of the boards, it was appropriate to provide the four Independent Direc-tors who were not standing for re-election for various Kemper Funds a one-time benefit. The cost of such benefit is being allocated among all the Kemper Funds, with ZSI agreeing to bear one-half of the cost of such benefit, given that ZSI also benefits from administrative efficiencies of a consolidated board. Messrs. Akins, Gottschalk and Kelsey, Independent Directors of the Fund who are not standing for re-election, will each receive such a one-time bene-fit. The amount received by a director on behalf of each fund for which he serves as a director ranges from $478 to $6,124 (approximately $225,000 in the aggregate for all the Kemper Funds) for Mr. Akins; $159 to $2,035 (approxi-mately $75,000 in the aggregate for all the Kemper Funds) for Mr. Gottschalk; and $797 to $10,194 (approximately $375,000 in the aggregate for all the Kem-per Funds) for Mr. Kelsey.

    The following Compensation Table provides in tabular form the following data:

    Column (1) All Directors who receive compensation from the Fund.

    Column (2) Aggregate compensation received by each Director from the Fund during calendar year 2000.

    Column (3) Total compensation received by each Director from funds advised by ZSI (collectively, the "Fund Complex") during calendar year 2000.

Compensation Table

                                 Aggregate Compensation Total Compensation from
Name of Director                       from Fund        Fund Complex(/2/)(/3/)
----------------                 ---------------------- -----------------------
James E. Akins..................       $4,848.43              $195,480.00
James R. Edgar..................       $4,908.17              $195,080.00
Arthur R. Gottschalk(/1/).......       $4,362.73              $195,080.00
Frederick T. Kelsey.............       $4,995.31              $200,300.00
Fred B. Renwick.................       $4,156.94              $204,620.00
John G. Weithers................       $6,233.83              $239,180.00

-----------
(/1/)Includes deferred fees. Pursuant to deferred compensation agreements with the Fund, deferred amounts accrue interest monthly at a rate approximate to the yield of Zurich Money Funds--Zurich Money Market Fund. Total de-ferred fees (including interest thereon) payable from the Fund to Mr. Gottschalk are $9,338.
(/2/)Includes compensation for service on the boards of 16 Kemper trusts/corporations comprised of 61 fund portfolios. Each Director cur-rently serves on the boards of 16 Kemper trusts/corporations comprised of 58 fund portfolios.
(/3/)Aggregate compensation reflects amounts paid to the Directors for numer-ous special meetings in connection with the ZSI restructuring initiative (which included a comprehensive review of ZSI's proposals, including a branding change, combinations of certain funds (including tax implica-tions), liquidations of certain funds, implementation of an administra-tion agreement for certain funds (including fee caps) and the consolida-tion of certain boards). Such amounts totaled $38,880, $39,420, $39,420, $43,200, $47,520 and $82,080 for Messrs. Akins, Edgar, Gottschalk, Kelsey, Renwick and Weithers, respectively. A portion of these meeting fees was borne by ZSI.

Proposed Amendment to Articles of Incorporation

    Shareholders are being asked to approve an amendment to the Articles of Incorporation of the Fund that would declassify the Board of Directors (see Proposal 3). If shareholders approve Proposal 3, the size of the Board would remain the same as proposed and Ms. Coughlin and each nominee would serve as a Board member of a single Board. Ms. Coughlin and each Director so elected would serve until the next meeting of shareholders, if any, called for the purpose of electing Directors and until the election and qualification of a successor or until such Director dies, resigns or is removed as provided in the governing documents of the Fund.

                 The Board of Directors unanimously recommends that the shareholders of the Fund vote FOR each nominee.

PROPOSAL 2: ADOPTION OF RULE 12b-1 PLAN AND AMENDED AND
                           RESTATED RULE 12b-1 PLAN

    Proposal 2 is being submitted to the Shareholders of Class A, Class B and Class C (each a "Class") of the Fund. The Board has approved, and recommends that Class A shareholders of the Fund approve, a Rule 12b-1 Plan (the "Plan"), and that shareholders of each of Class B and Class C of the Fund approve an Amended and Restated Rule 12b-1 Plan (each, an "Amended Plan," together, the "Amended Plans"), pursuant to the provisions of Rule 12b-1 under the 1940 Act.

Shareholder approval of the Plan or an Amended Plan will not result in any in-crease in fees or expenses for the applicable Class. Appendix 1 hereto shows each Class' current fees and expenses and the fees and expenses that will be in effect if Proposal 2 is approved. A copy of the Plan is attached hereto as Exhibit A (for Class A shareholders). A copy of each form of Amended Plan is attached hereto as Exhibit B (for Class B and Class C shareholders).

Background

    The Fund, on behalf of each Class, is currently a party to a Shareholder Services Agreement (the "Services Agreement") with Kemper Distributors, Inc. ("KDI"). Pursuant to the terms of the Services Agreement, KDI provides infor-mation and administrative services for the benefit of the Fund and the share-holders of each Class. In exchange for providing the services under the Serv-ices Agreement, each Class pays to KDI an administrative services fee equal to, on an annual basis, up to 0.25% of the average daily net assets attribut-able to the Class. KDI uses the administrative services fee to compensate fi-nancial services firms ("firms") for providing personal services to and main-tenance of accounts for their customers that hold shares of the Classes and may retain any portion of the fee not paid to firms to compensate itself for administrative functions performed for the Class.

    Each of Class B and Class C has also adopted a distribution plan pursuant to Rule 12b-1 under the 1940 Act, pursuant to which KDI receives an asset-based fee of 0.75% of average daily net assets of each such Class. KDI uses the fee to pay for distribution and services for the applicable Class. The distribution plan currently in effect for each of Class B and Class C was adopted on April 27, 1999 and has not been amended since that date. Appendix 2 sets forth the amount of distribution fees paid by the Fund during the fiscal year ended October 31, 2000 pursuant to the distribution plans applicable to Class B and Class C.

    Rule 12b-1 under the 1940 Act provides that an investment company acting as a distributor of its shares must do so pursuant to a written plan that de-scribes "all material aspects of the proposed financing of the distribution." Under the Rule, an investment company is deemed to be acting as a distributor of its shares "if it engages directly or indirectly in financing any activity which is primarily intended to result in the sale" of its shares. Currently no Class has a Rule 12b-1 Plan that authorizes the payment of the administrative services fee under the Services Agreement because neither KDI nor the Direc-tors of the Fund believe that the services that have been performed by KDI un-der the Services Agreement have been primarily intended to result in sales of shares of the Classes (i.e., "distribution" services), as defined in Rule 12b-1, but rather are post-sale administrative and other services provided to ex-isting shareholders. Nonetheless, to avoid legal uncertainties due to the am-biguity of the language contained in Rule 12b-1 and eliminate any doubt that may arise in the future regarding whether the services performed by KDI under the Services Agreement are "distribution" services, the Board has adopted, and recommends that the shareholders of each Class approve, the Plan (for Class A) and an Amended Plan (for each of Class B and Class C), each of which authorizes the payment of the administrative services fee pursuant to a Rule 12b-1 Plan. If shareholders approve the adoption of the Plan or an Amended Plan, the adminis-trative services fee rate will not change. In addition, KDI has agreed to maintain at least the same level and quality of services as are currently pro-vided pursuant to the Services Agreement.

Terms of the Plan and the Amended Plans

    As noted above, the Plan and each Amended Plan has been adopted for the purpose of authorizing the payment by each Class of the administrative serv-ices fee to KDI pursuant to Rule 12b-1. Neither the Plan nor the Amended Plans will change the administrative services fee rate. In addition, as noted above, KDI has agreed to maintain at least the same level and quality of services as are currently provided pursuant to the Services Agreement. The Plan for Class A shares, if approved by shareholders, will authorize the payment of the 0.25% administrative services fee under a Rule 12b-1 Plan. Each Amended Plan is sub-stantially identical to the current distribution plan applicable to each of Class B and Class C, except that, in addition to authorizing the asset-based distribution fee of 0.75% that it currently authorizes, it also authorizes the payment to KDI of the 0.25% administrative services fee pursuant to the Serv-ices Agreement. The Board has adopted the Plan and each Amended Plan in accor-dance with the provisions of Rule 12b-1 under the 1940 Act. If approved by shareholders, the Plan and each Amended Plan will become effective on July 1, 2001, and will remain in effect for one year after its effective date. There-after, the Plan and each Amended Plan may continue for additional one-year pe-riods so long as such continuance is approved by a vote of both the Board of the Fund and the Independent Directors of the Fund who have no direct or indi-rect financial interest in the operation of the Plan or the Amended Plan, as the case may be, or in any agreement related to the Plan or the Amended Plan, respectively (the "Qualified Board Members"). This vote must take place at a meeting of the Board held in person and called for the purpose of voting on the Plan or the Amended Plan, as applicable.

    The Board must approve all material amendments to the Plan or an Amended Plan in the manner described in the foregoing paragraph. An amendment that in-creases materially the amount to be spent for distribution under the Plan or Amended Plan must be approved by shareholders of the applicable Class as well as by the Board.

    The Plan and each Amended Plan may be terminated at any time either by the Board or by the shareholders of the applicable Class. Termination by the

Directors requires the vote of a majority of the Qualified Board Members. Ter-mination by the shareholders requires the vote of a majority of the outstand-ing voting securities of the applicable Class.

    In connection with adopting the Plan and each Amended Plan, the Board has adopted amendments to the Services Agreement, which will become effective with respect to each Class if the shareholders approve the Plan and each Amended Plan. Such amendments incorporate the termination, amendment and annual ap-proval terms described above to bring the Services Agreement into compliance with the requirements of Rule 12b-1. If shareholders of one or more Classes do not approve the adoption of the Plan or the Amended Plan, as the case may be, the current Services Agreement will remain in effect with respect to the ap-plicable Class(es).

Director Consideration

    In determining to recommend adoption of the Plan and the Amended Plans, the Board considered a variety of factors. The Directors examined the nature of the services KDI provides pursuant to the Services Agreement and the bene-fit such services provide to the Fund and the shareholders of the Class(es). In addition, the Board considered general industry practice with respect to whether funds have adopted Rule 12b-1 Plans to authorize payments under agree-ments similar to the Services Agreement. The Directors were also advised by independent counsel regarding the requirements of Rule 12b-1. Neither KDI nor the Directors believe that the services performed by KDI under the Services Agreement have been or will be "distribution" services as defined in Rule 12b-1, but rather are post-sale administrative and other services provided to existing shareholders. Nonetheless, to avoid legal uncertainties and eliminate any doubt regarding the continuation of the Services Agreement that may arise in the future due to the ambiguity of the language contained in Rule 12b-1, the Board has adopted, and recommends that the shareholders of each applicable Class approve, the Plan (for Class A) and an Amended Plan (for each of Class B and Class C).

    The Directors noted that if the Plan and each Amended Plan is adopted the administrative services fee rate will not change. In addition, the Directors considered that the services provided to shareholders pursuant to the Services Agreement, such as establishing and maintaining accounts and records, process-ing purchase and redemption orders and answering routine questions regarding the Fund and its special features, are appropriate services to provide to shareholders. The Directors also noted that KDI has agreed to maintain at least the same level and quality of services as are currently provided pursu-ant to the Services Agreement. The Directors concluded that it would be in the best interests of the Fund, each Class and its shareholders if the Services Agreement operated in the future pursuant to the protections afforded by Rule 12b-1 under the 1940 Act.

  The Board of Directors unanimously recommends that the shareholders of each
              Class of the Fund vote in favor of this Proposal 2.

PROPOSAL 3: TO APPROVE CERTAIN AMENDMENTS TO THE FUND'S
                           ARTICLES OF INCORPORATION

Outline of Proposal

    In 1999, the Fund's then shareholders of record approved the Fund's con-version from a closed-end investment company to an open-end investment compa-ny. Although the conversion was approved and occurred in 1999, a shareholder's vote to amend the Fund's Articles of Incorporation removing features common to a closed-end investment company did not obtain the required 75% of the votes entitled to be cast by shareholders. The Board of Directors, however, believes that amendments to the Fund's Articles of Incorporation to remove these fea-tures is appropriate and in the best interest of the Fund and shareholders. Accordingly, the Board of Directors recommends that shareholders approve amendments to the Articles of Incorporation eliminating provisions that (i) limit the ability of other entities and persons to acquire control of the Fund, (ii) limit the Fund's freedom to engage in certain transactions, and
(iii) limit the ability of the Fund's shareholders to effect changes in the Fund's Board of Directors. These provisions are "anti-takeover provisions". Shareholders are asked to approve amendments to the Articles of Incorporation to eliminate them since the need for "anti-takeover" provisions no longer ex-ists because the Fund was converted to an open-end investment company.

    Proposal 3 specifically asks the shareholders to approve amendments to the Fund's Articles of Incorporation to (a) declassify the Board of Directors, (b) eliminate super-majority voting requirements and provisions that limit the ability of others to acquire control of the Fund as well as the Fund's freedom to engage in particular transactions, and (c) eliminate the requirement that the number of Directors not exceed 12 and that Directors may only be removed by the affirmative vote of 75% of the votes entitled to be cast for the elec-tion of Directors. Changes to these provisions may only be effectuated by the affirmative vote of 75% of the votes entitled to be cast by shareholders.

    A copy of the proposed Amended and Restated Articles of Incorporation, which reflects the amendments contemplated by this Proposal, is attached to this Proxy Statement as Exhibit C.

    The Fund's shareholders are being asked to approve an amendment declassi-fying the Board of Directors. Currently, the Fund's Articles of Incorporation provide that the Board of Directors will be divided into three classes of Di-rectors. According to the relevant provision of the Fund's Articles of Incor-poration, the term of office of the first class expired on the date of the second annual meeting of shareholders, the term of office of the second class expired on the date of the third annual meeting of shareholders and the term of office of the third class expired on the date of the fourth annual meeting of share-holders. Upon the expiration of the term of the office of each class, the Di-rectors in such class are elected for a term of three years to succeed the Di-rectors whose terms of office expire. The current provisions for a classified Board have the effect of making the removal of incumbent Directors more diffi-cult and time consuming. In general, when a corporation has a classified board of directors, more than one annual meeting of shareholders will be required to effect a change in a majority of the board of directors.

    Elimination of the provisions in the Articles of Incorporation creating a classified Board will permit the Fund to dispense with annual shareholders meetings, except when required by law to hold such meetings. Maryland corpo-rate law provides that, if the articles of incorporation or by-laws of either an open-end or closed-end fund registered under the 1940 Act so provides, then the fund is not required to hold an annual shareholders' meeting in any year in which the election of directors is not required to be acted upon under the 1940 Act. The Articles of Incorporation and By-Laws of the Fund do not so pro-vide. However, the Board of Directors anticipates amending the By-Laws, to go into effect if this Proposal is approved and implemented, to provide that the Fund will not be required to hold an annual meeting in any year in which the election of Directors is not required to be acted upon under the 1940 Act. The Fund does not intend to hold annual meetings in any year in which it is not so required. By not having to hold annual shareholders' meetings, the Fund would save the costs of preparing proxy materials and soliciting shareholders' votes on the usual proposals contained therein. Based on the number of outstanding shares and shareholders as of the date of this Proxy Statement, such costs could aggregate approximately $40,000 per year.

    The Fund would nevertheless be required to hold a meeting of shareholders when shareholder approvals are necessary under the 1940 Act or Maryland law. Under the 1940 Act, the Fund would be required to hold a shareholder meeting if the number of Directors elected by the shareholders was less than a major-ity of the total number of Directors, to fill vacancies if less than two-thirds of the Directors then holding office have been elected by the share-holders, or if a change were sought in the fundamental investment policies of the Fund or in the Investment Advisory Agreement. Maryland law requires the Secretary to call a special meeting of shareholders when requested in writing to do so by the shareholders entitled to cast at least 25% of all the votes entitled to be cast at the special meeting; provided, however, that, unless requested by shareholders entitled to cast a majority of all the votes enti-tled to be cast at the special meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at a special meeting of the shareholders held during the preceding twelve months. In addition, under the

1940 Act, the Fund will be required to call a special meeting of shareholders to remove Directors if requested by shareholders entitled to cast 10% of the votes entitled to be cast at the meeting.

    The shareholders are also being asked to approve an amendment to the Arti-cles of Incorporation that would eliminate the requirement that the number of Directors shall never be more than 12, as well as the requirement that a Di-rector may be removed only by the affirmative vote of 75% of the votes enti-tled to be cast for the election of Directors. This vote is higher than the majority vote required under the Maryland General Corporation Law in the ab-sence of a charter provision providing otherwise.

    In addition, the shareholders are being asked to approve an amendment to the Articles of Incorporation to remove certain provisions that limit the Fund's ability to consolidate with or merge with or into another corporation or to voluntarily liquidate or dissolve. Under the Articles of Incorporation, the affirmative vote of 75% (which is higher than that otherwise required un-der Maryland law or the 1940 Act) of the votes entitled to be cast by share-holders of the Fund is currently required (unless 75% of the Continuing Direc-tors(/1/) approve in which case the affirmative vote of the holders of a ma-jority of the outstanding shares of the Fund would be required) to authorize:
(i) a merger or consolidation or share exchange of the Fund with or into an-other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions in any 12 month period) to or with any other person of any assets of the Fund having an aggregate fair market value of $1,000,000 or more except for portfolio trans-actions of the Fund effected in the ordinary course of the Fund's business;
(iii) the issuance or transfer by the Fund (in one transaction or a series of transactions in any 12 month period) of any securities of the Fund to any other person in exchange for cash, securities or other property (or a combina-tion thereof) having an aggregate fair market value of $1,000,000 or more ex-cluding (x) sales of any securities of the Fund in connection with a public offering thereof, (y) issuances of any securities of the Fund pursuant to a dividend reinvestment plan adopted by the Fund and (z) issuances of any secu-rities of the Fund upon the exercise of any stock subscription rights distrib-uted by the Fund or (iv) a voluntary liquidation or dissolution of the Fund.

    These "anti-takeover" provisions were intended to have the effect of mak-ing it more difficult and time-consuming to change majority control of the Board of Directors without its consent and thus to reduce the Fund's vulnera-bility to an unsolicited takeover proposal and to render more difficult the accomplishment of a merger or the assumption of control by a shareholder. The conversion of the Fund to an open-end investment company eliminated the

----------------------
(/1/) A "Continuing Director" is any member of the Board of Directors of the Fund who (i) is not a person or affiliate of a person who enters or pro-poses to enter into a "Business Combination" (as defined in the Fund's current Articles of Incorporation with the Fund (an "Interested Party") and (ii) who has been a member of the Board of Directors of the Fund for a period of at least 12 months, or is a successor of a Continuing Direc-tor who is unaffiliated with an Interested Party and is recommended to succeed a Continuing Director by a majority of the Continuing Directors then on the Board of Directors of the Fund.
need for these precautionary measures. Therefore, the Board of Directors has considered and approved, subject to shareholder approval, the amendments to the Articles of Incorporation eliminating the "anti-takeover" provisions con-tained in the Articles of Incorporation.

    The following chart summarizes the key differences between the Fund's cur-rent Articles of Incorporation and the Amended Articles as discussed in this Proposal.

                          Current Articles                    Amended Articles
                          ----------------                    ----------------
Shareholder Voting        Majority voting on                  Super-majority voting
                          most matters; Super-                requirements
                          majority vote (i.e.,                eliminated;
                          75%) necessary to                   Substantially all
                          approve mergers,                    matters that require
                          reorganizations and                 shareholder approval
                          other "business                     to be decided by
                          combinations" and                   majority vote
                          dissolutions unless
                          approved by the
                          "Continuing
                          Directors" of the
                          Fund, in which case a
                          majority vote would
                          be required, and to
                          amend certain
                          provisions of the
                          Articles

Structure of Board        Classified                          Eliminate classified
 of Directors             (staggered) Board                   structure, the
                          divided into 3                      limitation in number
                          classes, each class                 of Directors and the
                          having a term of 3                  super-majority (i.e.,
                          years; Maximum number               75%) vote necessary
                          of Directors is 12                  to remove Directors
                          and Directors may
                          only be removed upon
                          the affirmative vote
                          of 75% of the
                          shareholders

Annual Shareholder        Required to elect                   No longer required
 Meetings                 Directors                           unless the Directors
                                                              must be elected by
                                                              the shareholders in
                                                              accordance with the
                                                              1940 Act

Required Vote

    Approval of the proposed amendments to the Articles of Incorporation pur-suant to this Proposal 3 requires the affirmative vote of 75% of the votes en-titled to be cast by shareholders.

  The Board of Directors unanimously recommends that the shareholders of the
                    Fund vote in favor of this Proposal 3.

PROPOSAL 4: RATIFICATION OR REJECTION OF THE SELECTION OF
                             INDEPENDENT AUDITORS

    The Board of Directors, including all of the Independent Directors, has selected Ernst & Young LLP ("E&Y") to act as independent auditors of the Fund for the Fund's current fiscal year and recommends that shareholders ratify such selection. One or more representatives of E&Y are expected to be present at the Meeting and will have an opportunity to make a statement if they so de-sire. Such representatives are expected to be available to respond to appro-priate questions posed by shareholders or management.

    E&Y has been the Fund's independent auditors since the Fund was converted to an open-end fund in September of 1999 when it replaced PricwaterhouseCoopers LLP ("PwC") as independent auditors of the Fund. The de-cision to change auditors did not involve a disagreement between PwC and the Fund nor was there any disagreement since the Fund's commencement of opera-tions and the decision was not related to PwC's reports on the financial con-dition of the Fund. The decision to replace PwC was made because there were efficiencies for the Fund in establishing a relationship with E&Y since E&Y was, and still is, the independent auditors to several other funds in the Kem-per Family of Funds. Neither E&Y nor any of its partners has any direct or in-direct financial interest in the Fund, except as independent auditors.

    The following table shows fees paid to E&Y during the Fund's most recent fiscal year. The information in the column "Audit Fees" shows the amounts paid to E&Y for the audit and review of financial statements of the Fund. The in-formation in the columns "Financial Information Systems Design and Implementa-tion Fees" and "All Other Fees" shows the aggregate amounts paid to E&Y by the Fund, ZSI and all entities controlling, controlled by, or under common control with ZSI that provide services to the Fund. The Audit and Governance Committee of the Board has generally considered whether E&Y's receipt of non-audit fees from the Fund, ZSI and all entities controlling, controlled by, or under com-mon control with ZSI that provide services to the Fund is compatible with maintaining E&Y's independence.

                          Financial Information
       Audit               Systems Design and
       Fees                Implementation Fees                        All Other Fees(/1/)
       -----              ---------------------                       -------------------
      $47,050                      --                                       $2,100

-----------
(/1/) In addition to the amount shown in the table for the Fund, E&Y received an aggregate amount of $2,785,000, which includes $787,000 for services performed on behalf of the Fund and other ZSI-advised funds and $1,998,000 for services performed for ZSI and other related entities that provide support for the operations of the funds.

    The Board of Directors unanimously recommends that the shareholders of the Fund vote in favor of this Proposal 4.

                            ADDITIONAL INFORMATION

General

    The Fund will bear its allocable share of the cost of preparing, printing and mailing the enclosed proxy card(s) and Proxy Statement and all other costs incurred in connection with solicitation of proxies, including any additional solicitation made by letter, telephone or telegraph (collectively, "Proxy So-licitation Costs"). Class A, Class B and Class C shares of the Fund will bear, respectively, $54,416, $25,793 and $7,876 and in Proxy Solicitation Costs, which represents approximately $0.0011, $0.0108 and $0.0077 per share of each such Class, respectively, based on May 31, 2000 net assets for the Fund. ZSI will bear any cost overruns. In addition to solicitation by mail, certain of-ficers and representatives of the Fund, officers and employees of ZSI and cer-tain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, tele-gram or personally.

    Any shareholder giving a proxy has the power to revoke it by mail (ad-dressed to the Secretary at the principal executive office of the Fund, c/o Zurich Scudder Investments, Inc., at the address for the Fund shown at the be-ginning of this Proxy Statement) or in person at the Meeting, by executing a superseding proxy or by submitting a notice of revocation to the Fund. All properly executed proxies received in time for the Meeting will be voted as specified in the proxy or, if no specification is made, in favor of the Pro-posal referred to in the Proxy Statement.

    The presence at the Meeting, in person or by proxy, of the holders of a majority of the shares entitled to be cast of the Fund (for a Fund-wide vote) or Class (for a Class-wide vote) shall be necessary and sufficient to consti-tute a quorum for the transaction of business. In the event that the necessary quorum to transact business or the vote required to approve any Proposal is not obtained at the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting in accordance with applicable law to permit further solicitation of proxies with respect to the Proposal that did not re-ceive the vote necessary for its passage or to obtain a quorum. Any such ad-journment as to a matter requiring a Fund-wide or Class-wide vote will re-quire, respectively, the affirmative vote of the holders of a majority of the Fund's or concerned

Class' shares present in person or by proxy at the Meeting. The persons named as proxies will vote in favor of any such adjournment those proxies which they are entitled to vote in favor of that Proposal and will vote against any such adjournment those proxies to be voted against that Proposal. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" will be treated as shares that are present but which have not been voted. Broker non-votes are proxies received by the Fund from brokers or nominees when the broker or nominee has neither received instructions from the beneficial owner or other persons entitled to vote nor has discretionary power to vote on a particular matter. Accordingly, share-holders are urged to forward their voting instructions promptly.

    Approval of Proposal 1 requires the affirmative vote of a plurality of the shares of the Fund voting at the Meeting (i.e., the eleven nominees receiving the greatest number of votes will be elected). Approval of Proposal 2, with respect to each Class, requires the affirmative vote of a "majority of the outstanding voting securities" of the Class. The term "majority of the out-standing voting securities," as defined in the 1940 Act, and as used in con-nection with Proposal 2, means: the affirmative vote of the lesser of (1) 67% of the voting securities of the Class present at the Meeting if more than 50% of the outstanding voting securities of the Class are present in person or by proxy or (2) more than 50% of the outstanding voting securities of the Class. Approval of Proposal 3 requires the affirmative vote of 75% of the outstanding voting securities of the Fund. Approval of Proposal 4 requires the affirmative vote of a majority of the shares of the Fund voting at the Meeting. Absten-tions and broker non-votes will not be counted in favor of, but will have no other effect on, the vote for Proposals 1 and 4, and will have the effect of a "no" vote on Proposals 2 and 3.

    Holders of record of the shares of the Fund at the close of business on March 5, 2001, as to any matter on which they are entitled to vote, will be entitled to one vote per share on all business of the Meeting. As of February 5, 2001, there were 18,986,906 Class A shares, 3,354,245 Class B shares and 1,325,826 Class C shares of the Fund outstanding.

    Appendix 3 hereto sets forth the beneficial owners of more than 5% of each Class of the Fund's shares. To the best of the Fund's knowledge, as of Decem-ber 31, 2000, no person owned beneficially more than 5% of the outstanding shares of any Class of the Fund, except as stated in Appendix 3. Appendix 4 hereto sets forth the number of shares of each series of the Fund owned di-rectly or beneficially by the Directors and nominees for election.

    Shareholder Communications Corporation ("SCC") has been engaged to assist in the solicitation of proxies, at an estimated cost of $8,869.58. As the Meeting date approaches, certain shareholders of the Fund may receive a tele-phone call from a representative of SCC if their votes have not yet been re-ceived. Authorization to permit SCC to execute proxies may be obtained by telephonic or electronically transmitted instructions from shareholders of the Fund. Proxies that are obtained telephonically will be recorded in accordance with the procedures set forth below. The Directors believe that these proce-dures are reasonably designed to ensure that both the identity of the share-holder casting the vote and the voting instructions of the shareholder are ac-curately determined.

    In all cases where a telephonic proxy is solicited, the SCC representative is required to ask for each shareholder's full name and address, or the last four digits of the shareholder's social security or employer identification number, or both, and to confirm that the shareholder has received the proxy materials in the mail. If the shareholder is a corporation or other entity, the SCC representative is required to ask for the person's title and confirma-tion that the person is authorized to direct the voting of the shares. If the information solicited agrees with the information provided to SCC, then the SCC representative has the responsibility to explain the process, read the Proposals on the proxy card(s), and ask for the shareholder's instructions on the Proposals. Although the SCC representative is permitted to answer ques-tions about the process, he or she is not permitted to recommend to the share-holder how to vote, other than to read any recommendation set forth in the Proxy Statement. SCC will record the shareholder's instructions on the card. Within 72 hours, the shareholder will be sent a letter or mailgram to confirm his or her vote and asking the shareholder to call SCC immediately if his or her instructions are not correctly reflected in the confirmation.

    Shareholders may also provide their voting instructions through telephone touch-tone voting or Internet voting. These options require shareholders to input a control number which is located on each voting instruction card. After inputting this number, shareholders will be prompted to provide their voting instructions on the Proposal. Shareholders will have an opportunity to review their voting instructions and make any necessary changes before submitting their voting instructions and terminating their telephone call or Internet link. Shareholders who vote via the Internet, in addition to confirming their voting instructions prior to submission, will also receive an e-mail confirm-ing their instructions upon request.

    If a shareholder wishes to participate in the Meeting, but does not wish to give a proxy by telephone or electronically, the shareholder may still sub-mit the proxy card(s) originally sent with the Proxy Statement or attend in person. Should shareholders require additional information regarding the proxy or replacement proxy card(s), they may contact SCC toll-free at 1-800-605-1203. Any proxy given by a shareholder is revocable until voted at the Meet-ing.

Principal Underwriter and Administrator

    KDI, 222 South Riverside Plaza, Chicago, Illinois 60606, is the principal underwriter and administrator for the Class A, Class B and Class C shares of the Fund.

Legal Proceedings

    The Fund is a defendant in a class action suit filed in the Southern Dis-trict of New York that also names the Fund's Directors and ZSI (Brautigam v. Bratt, et al. No. 98 Civ. 9060 (AKH)). The complaint alleges breaches of fidu-ciary duty under Sections 36(a) and 48 of the 1940 Act and common law by the defendants in allegedly failing to take adequate steps to diminish the dis-count to net asset value at which shares of the Fund have traded in recent years. The action was dismissed as moot when the Fund converted to open-end status. The plaintiff then petitioned the District Court for recovery of at-torneys' fees, which the court denied. The plaintiff has filed a notice of ap-peal on the issue of attorneys' fees. The Fund has been advised by counsel that it has meritorious defenses to this appeal and will oppose any effort by plaintiff to recover attorneys' fees.

Shareholder Proposals for Subsequent Meetings

    Shareholders wishing to submit proposals for inclusion in a proxy state-ment for a shareholder meeting subsequent to the Meeting, if any, should send their written proposals to the Secretary of the Fund, c/o Zurich Scudder In-vestments, Inc., Two International Place, Boston, Massachusetts 02110, within a reasonable time before the solicitation of proxies for such meeting. The timely submission of a proposal does not guarantee its inclusion.

Other Matters to Come Before the Meeting

    No Director is aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Fund.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD(S) (OR TAKE ADVANTAGE OF AVAILABLE ELECTRONIC OR TELEPHONIC VOTING PROCEDURES) PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By Order of the Board,

                                      /s/ Maureen E. Kane
Maureen E. Kane
Secretary

                                                                      EXHIBIT A

     Fund:  Kemper New Europe Fund, Inc. (the "Fund")
     Class: Class A (the "Class")

                            FORM OF RULE 12b-1 PLAN

    Pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940 (the "Act"), this Rule 12b-1 Plan (the "Plan") has been adopted for the Fund for the Class (all as noted and defined above) by a majority of the members of the Fund's Board of Directors including a majority of the directors who are not "interested persons" of the Fund and who have no direct or indi-rect financial interest in the operation of the Plan or in any agreements re-lated to the Plan (the "Qualified Board Members") at a meeting called for the purpose of voting on this Plan.

    1. Services. Pursuant to the terms of a Shareholder Services Agreement (the "Services Agreement"), Kemper Distributors, Inc. ("KDI") provides infor-mation and administrative services for the benefit of the Fund and its share-holders. This Plan authorizes the Fund to pay KDI the administrative services fee computed at an annual rate of up to 0.25 of 1% of the average daily net assets of the Class, as set forth in the Services Agreement. As described in the Services Agreement, KDI may use the administrative services fee to compen-sate various financial services firms ("Firms") for providing such office space and equipment, telephone facilities, personnel or other services as may be necessary or beneficial for providing information and services to investors in the Fund. Such services and assistance may include, but are not limited to, establishing and maintaining accounts and records, processing purchase and re-demption transactions, answering routine inquiries regarding the Fund and its special features, providing assistance to investors in changing dividend and investment options, account designations and addresses, and such other admin-istrative services as the Fund or KDI may reasonably request.

    2. Periodic Reporting. KDI shall prepare reports for the Board of Direc-tors on a quarterly basis for the Class showing amounts paid to the various Firms pursuant to this Plan, the Services Agreement and any other related agreement, the purpose for such expenditure, and such other information as from time to time shall be reasonably requested by the Board of Directors.

    3. Continuance. This Plan shall continue in effect indefinitely, provided that such continuance is approved at least annually by a vote of a majority of the directors, and of the Qualified Board Members, cast in person at a meeting called for such purpose.

    4. Termination. This Plan may be terminated at any time without penalty with respect to the Class by vote of a majority of the Qualified Board Members or by vote of the majority of the outstanding voting securities of the Class.

    5. Amendment. This Plan may not be amended to materially increase the amount payable to KDI by the Fund for its services under the Services Agree-ment with respect to the Class without the vote of a majority of the outstand-ing voting securities of the Class. All material amendments to this Plan must in any event be approved by a vote of a majority of the Board, and of the Qualified Board Members, cast in person at a meeting called for such purpose.

    6. Selection of Non-Interested Directors. So long as this Plan is in ef-fect, the selection and nomination of those directors who are not interested persons of the Fund will be committed to the discretion of directors who are not themselves interested persons.

    7. Recordkeeping. The Fund will preserve copies of this Plan, the Services Agreement and all reports made pursuant to Paragraph 2 above for a period of not less than six (6) years from the date of this Plan, the Services Agreement or any such report, as the case may be, the first two (2) years in an easily accessible place.

    8. Limitation of Liability. Any obligation of the Fund hereunder shall be binding only upon the assets of the Class and shall not be binding on any di-rector, officer, employee, agent, or shareholder of the Fund.

    9. Definitions. The terms "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

    10. Severability; Separate Action. If any provision of this Plan shall be held or made invalid by a court decision, rule or otherwise, the remainder of this Plan shall not be affected thereby. Action shall be taken separately for the Fund or Class as the Act or the rules thereunder so require.

(Dated July 1, 2001)

                                                                      EXHIBIT B

     Fund:  Kemper New Europe Fund, Inc. (the "Fund")
     Class: Class B (the "Class")

                 FORM OF AMENDED AND RESTATED RULE 12b-1 PLAN

    Pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940 (the "Act"), this Rule 12b-1 Plan (the "Plan") has been adopted for the Fund for the Class (all as noted and defined above) by a majority of the members of the Fund's Board of Directors, including a majority of the direc-tors who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Qualified Board Members") at a meeting called for the purpose of voting on this Plan.

    1. Compensation. The Fund will pay to Kemper Distributors, Inc. ("KDI") at the end of each calendar month a distribution services fee computed at the an-nual rate of 0.75% of average daily net assets attributable to the Class. KDI may compensate various financial services firms ("Firms") appointed by KDI in accordance with the provisions of the Fund's Underwriting and Distribution Services Agreement (the "Distribution Agreement") for sales of shares at the fee levels provided in the Fund's prospectus from time to time. KDI may pay other commissions, fees or concessions to Firms, and may pay them to others in its discretion, in such amounts as KDI may determine from time to time. The distribution services fee for the Class shall be based upon the average daily net assets of the Fund attributable to the Class and such fee shall be charged only to that Class. For the month and year in which this Plan becomes effec-tive or terminates, there shall be an appropriate proration of the distribu-tion services fee set forth herein on the basis of the number of days that the Plan, the Distribution Agreement and any agreement related to the Plan is in effect during the month and year, respectively. The distribution services fee shall be in addition to and shall not be reduced or offset by the amount of any contingent deferred sales charge received by KDI.

    2. Additional Services. Pursuant to the terms of a Shareholder Services Agreement (the "Services Agreement"), KDI provides information and administra-tive services for the benefit of the Fund and its shareholders. This Plan au-thorizes the Fund to pay KDI the administrative services fee computed at an annual rate of up to 0.25 of 1% of the average daily net assets of the Class, as set forth in the Services Agreement. As described in the Services Agree-ment, KDI may use the administrative services fee to compensate various Firms for providing such office space and equipment, telephone facilities, personnel or other services as may be necessary or beneficial for providing information and services to investors in the Fund. Such services and assistance may include, but are not limited to, establishing and maintaining accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Fund and its special features, providing assistance to investors in changing dividend and investment options, account designations and address-es, and such other administrative services as the Fund or KDI may reasonably request.

    3. Periodic Reporting. KDI shall prepare reports for the Board of Direc-tors on a quarterly basis for the Class showing amounts paid to the various Firms pursuant to this Plan, the Services Agreement and any other related agreement, the purpose for such expenditure, and such other information as from time to time shall be reasonably requested by the Board of Directors.

    4. Continuance. This Plan shall continue in effect indefinitely, provided that such continuance is approved at least annually by a vote of a majority of the directors, and of the Qualified Board Members, cast in person at a meeting called for such purpose.

    5. Termination. This Plan may be terminated at any time without penalty with respect to the Class by vote of a majority of the Qualified Board Members or by vote of the majority of the outstanding voting securities of the Class.

    6. Amendment. This Plan may not be amended to materially increase the amount payable to KDI by the Fund either for distribution services or for services under the Services Agreement with respect to the Class without the vote of a majority of the outstanding voting securities of the Class. All ma-terial amendments to this Plan must in any event be approved by a vote of a majority of the Board of Directors, and of the Qualified Board Members, cast in person at a meeting called for such purpose.

    7. Selection of Non-Interested Directors. So long as this Plan is in ef-fect, the selection and nomination of those directors who are not interested persons of the Fund will be committed to the discretion of directors who are not themselves interested persons.

    8. Recordkeeping. The Fund will preserve copies of this Plan, the Distri-bution Agreement, the Services Agreement and all reports made pursuant to Par-agraph 3 above for a period of not less than six (6) years from the date of this Plan, the Distribution Agreement, the Services Agreement or any such re-port, as the case may be, the first two (2) years in an easily accessible place.

    9. Limitation of Liability. Any obligation of the Fund hereunder shall be binding only upon the assets of the Class and shall not be binding on any di-rector, officer, employee, agent, or shareholder of the Fund.

    10. Definitions. The terms "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

    11. Severability; Separate Action. If any provision of this Plan shall be held or made invalid by a court decision, rule or otherwise, the remainder of this Plan shall not be affected thereby. Action shall be taken separately for the Fund or Class as the Act or the rules thereunder so require.

(Dated July 1, 2001)

      Fund:  Kemper New Europe Fund, Inc. (the "Fund")
      Class: Class C (the "Class")

                 FORM OF AMENDED AND RESTATED RULE 12b-1 PLAN

    Pursuant to the provisions of Rule 12b-1 under the Investment Company Act of 1940 (the "Act"), this Rule 12b-1 Plan (the "Plan") has been adopted for the Fund for the Class (all as noted and defined above) by a majority of the members of the Fund's Board of Directors, including a majority of the direc-tors who are not "interested persons" of the Fund and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Qualified Board Members") at a meeting called for the purpose of voting on this Plan.

    1. Compensation. The Fund will pay to Kemper Distributors, Inc. ("KDI") at the end of each calendar month a distribution services fee computed at the an-nual rate of 0.75% of average daily net assets attributable to the Class. KDI may compensate various financial services firms ("Firms") appointed by KDI in accordance with the provisions of the Fund's Underwriting and Distribution Services Agreement (the "Distribution Agreement") for sales of shares at the fee levels provided in the Fund's prospectus from time to time. KDI may pay other commissions, fees or concessions to Firms, and may pay them to others in its discretion, in such amounts as KDI may determine from time to time. The distribution services fee for the Class shall be based upon the average daily net assets of the Fund attributable to the Class and such fee shall be charged only to that Class. For the month and year in which this Plan becomes effec-tive or terminates, there shall be an appropriate proration of the distribu-tion services fee set forth herein on the basis of the number of days that the Plan, the Distribution Agreement and any agreement related to the Plan is in effect during the month and year, respectively. The distribution services fee shall be in addition to and shall not be reduced or offset by the amount of any contingent deferred sales charge received by KDI.

    2. Additional Services. Pursuant to the terms of a Shareholder Services Agreement (the "Services Agreement"), KDI provides information and administra-tive services for the benefit of the Fund and its shareholders. This Plan au-thorizes the Fund to pay KDI the administrative services fee computed at an annual rate of up to 0.25 of 1% of the average daily net assets of the Class, as set forth in the Services Agreement. As described in the Services Agree-ment, KDI may use the administrative services fee to compensate various Firms for providing such office space and equipment, telephone facilities, personnel or other services as may be necessary or beneficial for providing information and services to investors in the Fund. Such services and assistance may in-clude, but are not limited to, establishing and maintaining accounts and rec-ords, process-ing purchase and redemption transactions, answering routine inquiries regard-ing the Fund and its special features, providing assistance to investors in changing dividend and investment options, account designations and addresses, and such other administrative services as the Fund or KDI may reasonably re-quest.

    3. Periodic Reporting. KDI shall prepare reports for the Board of Direc-tors on a quarterly basis for the Class showing amounts paid to the various Firms pursuant to this Plan, the Services Agreement and any other related agreement, the purpose for such expenditure, and such other information as from time to time shall be reasonably requested by the Board of Directors.

    4. Continuance. This Plan shall continue in effect indefinitely, provided that such continuance is approved at least annually by a vote of a majority of the directors, and of the Qualified Board Members, cast in person at a meeting called for such purpose.

    5. Termination. This Plan may be terminated at any time without penalty with respect to the Class by vote of a majority of the Qualified Board Members or by vote of the majority of the outstanding voting securities of the Class.

    6. Amendment. This Plan may not be amended to materially increase the amount payable to KDI by the Fund either for distribution services or for services under the Services Agreement with respect to the Class without the vote of a majority of the outstanding voting securities of the Class. All ma-terial amendments to this Plan must in any event be approved by a vote of a majority of the Board of Directors, and of the Qualified Board Members, cast in person at a meeting called for such purpose.

    7. Selection of Non-Interested Directors. So long as this Plan is in ef-fect, the selection and nomination of those directors who are not interested persons of the Fund will be committed to the discretion of directors who are not themselves interested persons.

    8. Recordkeeping. The Fund will preserve copies of this Plan, the Distri-bution Agreement, the Services Agreement and all reports made pursuant to Par-agraph 3 above for a period of not less than six (6) years from the date of this Plan, the Distribution Agreement, the Services Agreement or any such re-port, as the case may be, the first two (2) years in an easily accessible place.

    9. Limitation of Liability. Any obligation of the Fund hereunder shall be binding only upon the assets of the Class and shall not be binding on any di-rector, officer, employee, agent, or shareholder of the Fund.

    10. Definitions. The terms "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Act and the rules and regulations thereunder.

    11. Severability; Separate Action. If any provision of this Plan shall be held or made invalid by a court decision, rule or otherwise, the remainder of this Plan shall not be affected thereby. Action shall be taken separately for the Fund or Class as the Act or the rules thereunder so require.

(Dated July 1, 2001)

                                                                      EXHIBIT C

                     ARTICLES OF AMENDMENT AND RESTATEMENT
                                      OF
                         KEMPER NEW EUROPE FUND, INC.

    Kemper New Europe Fund, Inc. a Maryland corporation, having its principal office in Maryland in Baltimore City (hereinafter called the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Mary-land that:

    ARTICLE I: The Charter of the Corporation is amended and as so amended is restated in its entirety by striking out Articles First through Twelfth and inserting in lieu thereof the following:

    "FIRST: The undersigned, Joshua M. Levine, whose address is One Citicorp Center, 153 East 53rd Street, New York, New York 10022, being at least eigh-teen years of age, acting as incorporator, does hereby form a corporation un-der the Maryland General Corporation Law.

    SECOND: The name of the Corporation is Kemper New Europe Fund, Inc. (the "Corporation").

    THIRD: The purposes for which the Corporation is formed are to operate and carry out the business of an open-end management investment company under the Investment Company Act of 1940, as amended, and generally to exercise and en-joy all of the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law.

    FOURTH: The post office address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and address of the resi-dent agent of the Corporation in the State of Maryland is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

    FIFTH: (1) The total number of shares of capital stock which the Corpora-tion shall have authority to issue is four hundred million (400,000,000), all of which shall be Common Stock having a par value of one-tenth of one cent ($0.001) per share and an aggregate par value of four hundred thousand dollars ($400,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (1)(d) of Article Seventh hereof, two hundred million (200,000,000) of the authorized shares of Common Stock of the Corpora-tion are classified as Class A Common Stock, one hundred million (100,000,000) of such shares are classified as Class B Common Stock and one hundred million (100,000,000) of such shares are classified as Class C Common Stock.

    (2) As more fully set forth hereafter, the assets and liabilities and the income and expenses attributable to each class of the Corporation's stock shall be determined separately from those of each other class of the Corpora-tion's stock and, accordingly, the net asset value, the dividends and distri-butions payable to stockholders, and the amounts distributable in the event of liquidation or dissolution of the Corporation to stockholders of the Corpora-tion's stock may vary from class to class.

    (3) The assets of the Corporation attributable to each of the Class A Com-mon Stock, the Class B Common Stock and the Class C Common Stock shall be in-vested in the same investment portfolio of the Corporation.

    (4) The allocations of investment income and losses and capital gains and losses and expenses and liabilities of the Corporation among each of the clas-ses of Common Stock of the Corporation shall be determined by the Board of Di-rectors in a manner that is consistent with the Investment Company Act of 1940, as amended. The determination of the Board of Directors shall be conclu-sive as to the allocation of investment income and losses, capital gains and losses, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

    (5) Shares of each class of stock shall be entitled to such dividends or distributions, in stock or in cash or both, as may be declared from time to time by the Board of Directors with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distribu-tions of investment income and capital gains with respect to each class of stock may vary with respect to each such class to reflect differing alloca-tions of the expenses of the Corporation among the holders of the classes and any resultant differences among the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appro-priate. The Board of Directors may provide that dividends and distributions shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend or distribution.

    (6) On each matter submitted to a vote of the stockholders, each holder of a share of stock shall be entitled to one vote for each such share standing in such holder's name upon the books of the Corporation regardless of the class thereof, and all shares of all classes shall vote together as a single class; provided, however, that (i) when the Maryland General Corporation Law or the Investment Company Act of 1940, as amended, requires that a class vote sepa-rately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class or classes;
(ii) in the event that the separate vote requirement referred to in (i) above applies with respect to one or more classes, then, subject to (iii) below, the shares of all other classes shall vote as one single class; and (iii) as to any mat-ter, which, in the judgment of the Board of Directors (which shall be conclu-sive and binding for all purposes), does not affect the interests of a partic-ular class, such class shall not be entitled to any vote and only the holders of shares of the affected class or classes shall be entitled to vote.

    (7) In the event of the liquidation or dissolution of the Corporation, stockholders of each class of the Corporation's stock shall be entitled to re-ceive, as a class, out of the assets of the Corporation available for distri-bution to stockholders, but other than general assets not attributable to any particular class of stock, the assets attributable to the class less the lia-bilities allocated to that class; and the assets so distributable to the stockholders shall be distributed among the stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not attributable to any particular class of stock, and such assets are available for distribu-tion, the distribution shall be made to the holders of all classes in propor-tion to the net asset value of the respective classes or as otherwise deter-mined by the Board of Directors.

    (8) To the extent permitted by law, each holder of shares of the Corpora-tion's stock shall be entitled to require the Corporation to redeem all or any part of the shares of stock of the Corporation standing in the name of the holder on the books of the Corporation, and all shares of stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemp-tion price of the shares as in effect from time to time as may be determined by or pursuant to the direction of the Board of Directors of the Corporation in accordance with the provisions of Article Seventh, less the amount of any applicable redemption charge, deferred sales charge or other amount imposed by the Board of Directors (to the extent consistent with applicable law), subject to the right of the Board of Directors of the Corporation to suspend the right of redemption or postpone the date of payment of the redemption price in ac-cordance with provisions of applicable law. The proceeds of the redemption of a share (including a fractional share) of any class of stock of the Corpora-tion shall be reduced by the amount of any redemption charge, deferred sales charge or other amount payable on such redemption pursuant to the terms of is-suance of such shares or otherwise imposed by the Board of Directors. Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time, at the Corporation's option, to redeem, in whole or in part, the shares owned by any holder of stock of the Corporation (i) if the redemption is, in the opinion of the Board of Directors of the Corporation, desirable in order to prevent the Corporation from being deemed a "personal holding company" within the meaning of the In-ternal

Revenue Code of 1986, as amended, or (ii) if the value of the shares in the account maintained by the Corporation or its transfer agent for any class of stock for the stockholder is below an amount determined from time to time by the Board of Directors of the Corporation (the "Minimum Account Balance") and
(a) the stockholder has been given notice of the redemption and has failed to make additional purchases of shares in an amount sufficient to bring the value in his account to at least the Minimum Account Balance before the redemption is effected by the Corporation or (b) the redemption is with respect to fees to be paid by the stockholder to the Corporation for failing to maintain the Minimum Account Balance or (iii) the Board of Directors has otherwise deter-mined that it is in the best interests of the Corporation to redeem the Shares. Notwithstanding any other provision of this Article FIFTH (8), if cer-tificates representing the redeemed shares have been issued, the redemption price need not be paid by the Corporation until such certificates are pre-sented in proper form for transfer to the Corporation or the agent of the Cor-poration appointed for such purpose; however, the redemption shall be effec-tive in accordance with the action of the Board of Directors, regardless of whether or not such presentation has been made. Payment of the redemption price shall be made in cash by the Corporation at the time and in the manner as may be determined from time to time by the Board of Directors of the Corpo-ration unless, in the opinion of the Board of Directors, which shall be con-clusive, conditions exist that make payment wholly in cash unwise or undesir-able; in such event the Corporation may make payment wholly or partly by secu-rities or other property included in the assets allocable to the class of the shares for which redemption is being sought, the value of which shall be de-termined as provided herein.

    (9) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corpora-
tion) in accordance with the Investment Company Act of 1940, as amended, ap-plicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Corpo-ration may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corpo-ration's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors, by the offi-cers of the Corporation) and set forth in the Corporation's Registration Statement.

    (10) The Corporation may issue shares of stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corpora-tion, but excluding the right, if any, to receive a stock certificate repre-senting fractional shares.

    (11) No stockholder shall be entitled to any preemptive right other than as the Board of Directors may establish.

    SIXTH: The Corporation currently has seven directors. The number of direc-tors of the Corporation may be changed pursuant to the By-Laws of the Corpora-tion, but shall not be less than the number of directors required under the Maryland General Corporation Law.

    SEVENTH: The following provisions are inserted for the purpose of defin-ing, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

    (1) In addition to its other powers explicitly or implicitly granted un-der the Charter of the Corporation, by law or otherwise, the Board of Di-rectors of the Corporation:

      (a) is expressly and exclusively authorized to make, alter, amend or repeal the By-Laws of the Corporation;

      (b) may from time to time determine whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as authorized by resolution of the Board of Directors of the Corporation;

      (c) is empowered to authorize, without stockholder approval, the issuance and sale from time to time of shares of stock of any class of the Corporation whether now or hereafter authorized and securities convertible into shares of stock of the Corporation of any class or classes, whether now or hereafter authorized, for such consideration as the Board may deem advisable;

      (d) is authorized to classify or to reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or here-after authorized, by setting, changing or eliminating the prefer-ences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms and conditions of or rights to require redemption for the stock. The provisions of these Articles of Amendment and Restatement (including those in Arti-cle FIFTH hereof) shall apply to each class of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class;

      (e) is empowered to authorize and issue, without stockholder ap-proval, obligations of the Corporation, secured and unsecured, as the Board of Directors may determine, and to authorize and cause to be executed mortgages and liens upon the real or personal property of the Corporation;

      (f) Notwithstanding anything in this Charter to the contrary, is authorized to establish in its absolute discretion the basis or method for determining the value of the assets attributable to any class, the value of the liabilities attributable to any class and the net asset value of each share of any class of the Corporation's stock; and

      (g) is authorized to determine in accordance with generally ac-cepted accounting principles and practices what constitutes net prof-its, earnings, surplus or net assets in excess of capital, and to de-termine what accounting periods shall be used by the Corporation for any purpose; to set apart out of any funds of the Corporation re-serves for such purposes as it shall determine and to abolish the same; to declare and pay any dividends and distributions in cash, se-curities or other property from surplus or any other funds legally available therefor, at such intervals as it shall determine; to de-clare dividends or distributions by means of a formula or other method of determination, at meetings held less frequently than the frequency of the effectiveness of such declarations; and to establish payment dates for dividends or any other distributions on any basis, including dates occurring less frequently than the effectiveness of declarations thereof.

    (2) Notwithstanding any provision of the Maryland General Corporation Law requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action shall be effective and valid if taken or authorized by the affirmative vote of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act of 1940, as amended, as from time to time in effect, or rules or orders of the Securities and Exchange Commission or any successor thereto.

    (3) The presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, ex-cept with respect to any matter which, under applicable statutes or regu-latory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall consti-tute a quorum.

    (4) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obliga-tions, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or can-cellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or thereafter required to be paid or discharged), as to the value of or the method of valuing any investment owned or held by the Cor-poration, as to market value or fair value of any investment or fair value of any other asset of the Corporation as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability or expense of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated ex-pense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matters relating to the issue, sale, redemption or other acquisition or disposition of investments or shares of the Corporation, shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

    EIGHTH: (1) To the full extent that limitations on the liability of direc-tors and officers are permitted by the Maryland General Corporation Law, no director or officer of the Corporation shall have any liability to the Corpo-ration or its stockholders for money damages. This limitation on liability ap-plies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

    (2) The Corporation shall indemnify and advance expenses to its currently acting and its former directors to the full extent that indemnification of di-rectors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by By-Law, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full ex-tent permitted by the Maryland General Corporation Law.

    (3) No provision of this Article shall be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be sub-ject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

    (4) References to the Maryland General Corporation Law in this Article are to that law as from time to time amended. No amendment to the Charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

    NINTH: The Corporation reserves the right to amend, alter, change or re-peal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any out-standing stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

    TENTH: No holder of the Common stock of the Corporation or of any other class of stock or securities which may hereafter be created shall be entitled as such, as a matter of right, to subscribe for or purchase any part of any new or additional issue of stock of any class, or of rights or options to pur-chase any stock, or of securities convertible into, or carrying rights or op-tions to purchase, stock of any class, whether now or hereafter authorized or whether issued for a consideration other than money or by way of a dividend or otherwise, and all such rights are hereby waived by each holder of Common Stock and of any other class of stock which may hereafter be created."

    ARTICLE II: The Corporation desires to amend and restate its Charter as currently in effect. The provisions set forth in these Articles of Amendment and Restatement are all of the provisions of the Charter currently in effect as herein amended. The current address of the principal office of the Corpora-tion, and the name and address of the Corporation's current resident agent are as set forth herein. The number of directors is currently set at twelve and their names are [NAMES OF DIRECTORS TO BE UPDATED UPON ELECTION].

    ARTICLE III: The amendment and restatement of the Charter of the Corpora-tion as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders.

    ARTICLE IV: These Articles of Amendment and Restatement shall become ef-
fective on      , 2001 at    [a.m./p.m.] Eastern Time.

    In Witness Whereof, Kemper New Europe Fund, Inc. has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its
President,         , and witnessed by its Secretary,         , as of      ,
2001.

    The President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts set forth in these Articles with respect to the authorization and approval of this amendment and restatement of the Corporation's Charter are true in all material respects and that this statement is made under penalties of perjury.

                                       By: ___________________________________
                                                                      President

Witness:

_______________________________________
Secretary

                                  APPENDIX 1

How Much Investors Pay

    This table describes the fees and expenses that you may pay if you buy and hold shares of the Fund. The "Current" column shows the Fund's current fees and expenses and the "Proposed" column shows the effect of Proposal 2 on the Fund's fees and expenses if Proposal 2 is approved by shareholders. Both col-umns are based on the Fund's fees and expenses for the most recent fiscal year; actual expenses may be different.

                                        Current                Proposed
                                ----------------------- -----------------------
Fee Table                       Class A Class B Class C Class A Class B Class C
---------                       ------- ------- ------- ------- ------- -------
Shareholder Fees, paid
 directly from your investment
Maximum Sales Charge (Load)
 Imposed On Purchases
 (% of offering price)........   5.75%    None    None   5.75%    None    None
Maximum Deferred Sales Charge
 (Load) (% of redemption
 proceeds)....................   None*   4.00%   1.00%   None*   4.00%   1.00%
Annual Operating Expenses,
 deducted from fund assets
Management Fee................   0.74%   0.74%   0.74%   0.74%   0.74%   0.74%
Distribution and/or Service
 (12b-1) Fees.................    None   0.75%   0.75%   0.25%   1.00%   1.00%
Other Expenses**..............   1.00%   1.15%   1.18%   0.75%   0.90%   0.93%
Total Annual Operating
 Expenses.....................   1.74%   2.64%   2.67%   1.74%   2.64%   2.67%

-----------
 * The redemption of shares purchased at net asset value under the Large Or-der NAV Purchase Privilege may be subject to a contingent deferred sales charge of 1.00% if redeemed within one year of purchase and 0.50% if re-deemed during the second year following purchase.
** Includes costs of shareholder servicing, custody, accounting services and similar expenses, which may vary with fund size and other factors.

    Based on the figures above, this example is designed to help you compare the expenses of each share class to those of other funds. The example is the same regardless of whether Proposal 2 is approved by shareholders. The example assumes operating expenses remain the same and that you invested $10,000, earned 5% annual returns and reinvested all dividends and distributions. This is only an example; actual expenses will be different.

Example                                         1 Year 3 Years 5 Years 10 Years
-------                                         ------ ------- ------- --------
Expenses, assuming you sold your shares at the
 end of each period
Class A shares................................   $742  $1,091  $1,464   $2,509
Class B shares................................    667   1,120   1,600    2,555
Class C shares................................    370     829   1,415    3,003
Expenses, assuming you kept your shares
Class A shares................................   $742  $1,091  $1,464   $2,509
Class B shares................................    267     820   1,400    2,555
Class C shares................................    270     829   1,415    3,003

                                  APPENDIX 2

                               Distribution Fees

    The following table discloses fees paid by the Fund, on behalf of Class B and Class C, during the fiscal year ended October 31, 2000, pursuant to the distribution plans applicable to Class B and Class C.

                                          Fees Paid Pursuant
                                                  to
                                          Distribution Plan
               Aggregate Fees             as a Percentage of
              Paid Pursuant to              Fund's Average
              Distribution Plan           Net Assets During            Amounts Paid to
 Class          During Period                   Period                 Affiliates(/1/)
 -----        -----------------           ------------------           ---------------
Class B          $272,735.00                    0.75%                        --
Class C          $116,336.00                    0.75%                        --

-----------

(/1/)This column sets forth amounts paid to any person who is an affiliated person of the Fund, ZSI or KDI, an affiliated person of such person, or a person that during the fiscal year ended October 31, 2000 received 10% or more of the aggregate amount paid by the Fund, on behalf of the applica-ble Class, under the applicable distribution plan.

                                  APPENDIX 3

               Beneficial Owners of More Than 5% of Fund Shares

    As of December 31, 2000, 1,454,947 shares in the aggregate, or 7.57% of the outstanding shares of Kemper New Europe Fund, Inc., Class A were held in the name of National Financial Services Corp., for the benefit of T.R. Thiaga-Rajan, 200 Liberty Street, New York, NY 10281 who may be deemed to be the ben-eficial owner of certain of these shares.

    As of December 31, 2000, 1,436,164 shares in the aggregate, or 7.47% of the outstanding shares of Kemper New Europe Fund, Inc., Class A were held in the name of Smith Barney, Inc., Mutual Funds Dept., for the benefit of Jean Jacques Schnolls, 333 W. 34th Street, New York, NY 10001 who may be deemed to be the beneficial owner of certain of these shares.

    As of December 31, 2000, 1,520,182 shares in the aggregate, or 7.91% of the outstanding shares of Kemper New Europe Fund, Inc., Class A were held in the name of Charles Schwab and Company, special custody account, 101 Montgom-ery Street, San Francisco, CA 94104 who may be deemed to be the beneficial owner of certain of these shares.

    As of December 31, 2000, 392,829 shares in the aggregate, or 12.01% of the outstanding shares of Kemper New Europe Fund, Inc., Class B were held in the name of National Financial Services Corp., for the benefit of Mayra Tabbaa, 200 Liberty Street, New York, NY 10281 who may be deemed to be the beneficial owner of certain of these shares.

    As of December 31, 2000, 278,761 shares in the aggregate, or 8.52% of the outstanding shares of Kemper New Europe Fund, Inc., Class B were held in the name of Donaldson, Lufkin & Jenrette, P.O. Box 2052, Jersey City, NJ 07303 who may be deemed to be the beneficial owner of certain of these shares.

    As of December 31, 2000, 67,518 shares in the aggregate, or 5.33% of the outstanding shares of Kemper New Europe Fund, Inc., Class C were held in the name of Merrill, Lynch, Pierce, Fenner and Smith, for the exclusive benefit of customers, 4800 Deer Lake Drive, Jacksonville, FL 32246 who may be deemed to be the beneficial owner of certain of these shares.

    As of December 31, 2000, 99,575 shares in the aggregate, or 7.87% of the outstanding shares of Kemper New Europe Fund, Inc., Class C were held in the name of Piper Jaffray Inc., P.O. Box 28, Minneapolis, MN 55440 who may be deemed to be the beneficial owner of certain of these shares.

                                  APPENDIX 4

                      Director and Nominee Shareholdings

    Many of the nominees and Directors own shares of the Fund and of other funds in the Kemper Family of Funds, allocating their investments among such funds based on their individual investment needs. The following table sets forth, for each nominee and Director, the number of shares owned in the Fund as of December 31, 2000. In addition, the last column in the table represents the aggregate dollar value of all shareholdings as of December 31, 2000 of each Director or nominee in all funds in the Kemper Family of Funds for which such person is a board member or nominee. The information as to beneficial ownership is based on statements furnished to the Fund by each nominee and Di-rector. Unless otherwise noted, beneficial ownership is based on sole voting and investment power. Each nominee's and Director's individual shareholdings of each class of the Fund constitute less than 1% of the outstanding shares of such class. As a group, the Directors and officers own less than 1% of the shares of each class of the Fund. All ownership is of Class A shares of the Fund.

                                                  Aggregate Dollar Value of
                                                Holdings in the Kemper Family
                              Kemper New Europe of Funds For Which Each Person
                                 Fund, Inc.      is a Board Member or Nominee
                              ----------------- ------------------------------
James E. Akins...............           0               $  626,903.44
John W. Ballantine...........           0               $   75,486.13
Lewis A. Burnham.............           0               $1,340,184.39
Mark S. Casady...............           0               $   50,562.09
Linda C. Coughlin............         399               $   59,963.12
Donald L. Dunaway............       1,352*              $1,553,693.30
James R. Edgar...............           0                           0
William F. Glavin............           0                           0
Arthur R. Gottschalk.........           0                           0
Robert B. Hoffman............           0               $1,357,197.94
Frederick T. Kelsey..........           0               $  177,117.00
Shirley D. Peterson..........           0               $  211,323.08
Fred B. Renwick..............           0               $   16,183.12
William P. Sommers...........           0               $  481,266.32
John G. Weithers.............         592               $  153,882.29
All Directors, Nominees and
  Officers as a Group........       2,343                         N/A

-----------
*   Shares are held by joint ownership.

Thank you
for mailing your proxy card promptly!

                              We appreciate your
                            continuing support and
                           look forward to serving
                         your future investment needs.

Kemper Funds
Kemper New Europe Fund
KP NEW EUROPE #20

                             VOTE TODAY BY MAIL,
                       TOUCH-TONE PHONE OR THE INTERNET
                        CALL TOLL-FREE 1-888-221-0697
                                 OR LOG ON TO
                            WWW.PROXYWEB.COM/KEMPER

                            YOUR VOTE IS IMPORTANT!

                  *** CONTROL NUMBER: 999 999 999 999 99 ***

           Please fold and detach card at perforation before mailing


                            KEMPER NEW EUROPE FUND

                Special Meeting of Shareholders - May 24, 2001

    I hereby appoint Philip J. Collora, Maureen E. Kane, Caroline Pearson and Kathryn L. Quirk, each with the full power of substitution, as my proxies to vote all shares of the above-referenced fund (the "Fund") that I am entitled to vote, as shown on the reverse side, at the Special Meeting of Shareholders (the "Special Meeting") of the Fund to be held on May 24, 2001 at 4:00 p.m., Eastern time, at the offices of Zurich Scudder Investments, Inc., 13th Floor, Two International Place, Boston, MA 02110-4103, and at any adjournments or postponements thereof.

    I hereby revoke any and all proxies with respect to such shares previously given by me. I acknowledge receipt of the Proxy Statement relating to the Special Meeting.

    This instruction may be revoked at any time prior to its exercise at the Special Meeting by execution of a subsequent proxy card, by written notice to the Fund's Secretary or by voting in person at the Special Meeting.

                         PLEASE SIGN, DATE AND RETURN
                      PROMPTLY IN THE ENCLOSED ENVELOPE.
                            NO POSTAGE IS REQUIRED.

                            Dated ___________, 2001

Please sign exactly as your name or names appear. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.

                  -------------------------------------------
                        Signature(s) of Shareholder(s)

                            YOUR VOTE IS IMPORTANT!

           Please fold and detach card at perforation before mailing

This proxy, if properly executed, will be voted in the manner directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of the proposals.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE FUND. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSALS.

PROPOSAL 1

To elect Directors to hold office until their respective successors have been duly elected and qualified or until their earlier resignation or removal.

NOMINEES:  (01) John W. Ballantine, (02) Lewis A. Burnham, (03) Mark S. Casady,
           (04) Linda C. Coughlin, (05) Donald L. Dunaway, (06) James R. Edgar,
           (07) William F. Glavin, (08) Robert B. Hoffman, (09) Shirley D. Peterson, (10) Fred B. Renwick, (11) William P. Sommers, (12) John G. Weithers.

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NAME(S) ON THE LINE IMMEDIATELY BELOW.

--------------------------------------------------------------------------------

Please vote by filling in the boxes below.

FOR all nominees listed (except as noted in space provided) [_]

WITHHOLD authority to vote for all nominees listed [_]



PROPOSAL 2

To approve a Rule 12b-1 Plan (for Class A) and an Amended and Restated Rule 12b-1 Plan (for each of Class B and Class C).

           FOR      AGAINST        ABSTAIN
           [_]        [_]            [_]

PROPOSAL 3

To approve Articles of Amendment and Restatement of the Fund's Articles of Incorporation.


           FOR      AGAINST        ABSTAIN
           [_]        [_]            [_]

PROPOSAL 4

To ratify the selection of Ernst & Young LLP as the independent auditors of the Fund for the Fund's current fiscal year.

           FOR      AGAINST        ABSTAIN
           [_]        [_]            [_]


THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

        PLEASE BE SURE TO SIGN AND DATE THIS PROXY ON THE REVERSE SIDE